Exhibit 10.1

Schedule of Compensation for Named Executive Officers

Named Executive Officer	2005 Short Term Incentive Award	2005 Long Term Incentive Award (1)	2006 Base Salary
Thomas A. Carr	$653,400	36,792 common shares	$495,000
Philip L. Hawkins	$528,000	26,163 common shares	$440,000
Stephen E. Riffee	$330,000	13,421 common shares	$320,000
Karen B. Dorigan	$195,000	8,384 common shares	$312,000
Linda A. Madrid	$183,125	6,541 common shares	$293,500

(1)	Under the terms of the award, 25% will vest on the anniversary of the grant (January 25) for a four-year period.